FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is entered into as of August 20, 2021, by and between Sierra Bancorp, a California corporation (“Bancorp”), Bank of the Sierra, a California banking corporation (“Bank”), and Hugh Boyle (“Executive”) on the following terms and conditions.

WHEREAS, the Bank and Bancorp entered into an Employment Agreement with Executive (the “Agreement”) dated December 14, 2020; and

WHEREAS, Executive, the Bank and Bancorp have agreed to amend the Agreement to provide for certain revised terms in connection with Executive’s appointment as Chief Risk Officer;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and Communities and the Executive hereto agree as follows:

1.Paragraph 1 of the Agreement is amended and restated in its entirety to read as follows:

Position.Executive shall be the Bank’s and Bancorp’s Executive Vice President, Chief Credit Officer (“CCO”) and Chief Risk Officer (“CRO”).  In that role, he shall have the duties set forth in this Agreement and in the By-Laws of the Bank and Bancorp, subject to the direction of the Chief Executive Officer (“CEO”) or the Board of Directors of the Bank or Bancorp, as applicable.  In addition to such other duties as may be assigned to him, Executive shall be a member of the Executive Officers’ Committee and shall perform such duties as are customarily performed by the CCO and CRO of a bank holding company and commercial bank.

2.	Effective August 20, 2021, Executive’s Base Salary as provided in Paragraph 8 of the Agreement shall be four hundred fourteen thousand dollars ($414,000).

3.	Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

4.	This First Amendment may be entered into in one or more counterparts, all of which shall be considered one and the same instrument, and it shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.	Except as expressly modified herein, the terms of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE

Hugh Boyle

SIERRA BANCORP

A California corporation

By:

Name:Kevin McPhaill

Title:President/CEO

BANK OF THE SIERRA

A California banking corporation

By:

Name:Kevin McPhaill

Title:President/CEO